EXHIBIT 99.1

YA Global Master SPV Ltd invests up to US$10,000,000 in Lotus
Pharmaceutical, Inc. through Equity Line Facility

YA Global Master SPV Ltd's makes its first Chinese investment for the Year of the Tiger with an investment in the fast growing healthcare sector in China

(Beijing/Hong Kong/New Jersey, March 3, 2010) Lotus Pharmaceutical, Inc. ("Lotus" or the "Company" ), United States OTC Bulletin Board ("LTUS:US"), today announced that it entered into a US$10,000,000 Standby Equity Distribution Agreement ("SEDA") with YA Global Master SPV Ltd ("YA Global"), a fund managed by Yorkville Advisors, LLC of Jersey City, New Jersey USA ("Yorkville"). Yorkville's Hong Kong office advised on the transaction.

Lotus engages in the production, trade, and retail of pharmaceutical products in the People's Republic of China (PRC), Lotus plans to use the funds for the group's general corporate and working capital purposes. Lotus currently sells twenty prescription drugs covered by the National Health Insurance Program in the PRC, and four of which are self-produced. The Company operates GMP certified facilities, with direct sales channels to 42 hospitals and a national sales network through 10 regional centres in the PRC.

Dr. Liu Zhong Yi, Chief Executive Officer and Chairman of Lotus said, "We are extremely pleased to welcome Yorkville as a long-term capital partner to Lotus. The partnership will assist our development into a leading player in the growing pharmaceutical market in China. The SEDA allows Lotus, at its discretion, to draw down a total of US$10,000,000 of equity capital in tranches pursuant to the terms of our agreement. This provides additional flexibility to fund our growth strategy," he said.

Anthony Chan, Managing Director and Head of Asia at Yorkville HK said, "We are pleased to become a capital partner to Lotus, which is an emerging leader in the high growth pharmaceutical sector in China. Lotus is based in Beijing and possesses an attractive portfolio of pharmaceutical products which it is licensed to produce and market through its extensive distribution network across China. In addition, the Company has exciting products in the pipeline pending final SFDA approval status and is engaged in the sale of over the counter drugs. The pharmaceutical sector in general is fast growing, on the back of rapid economic development and increasing demand for quality healthcare from the public."

Philip Ho, Senior Managing Director and Head of Global Capital Markets for Yorkville added, "This investment continues our expansion of investments into the Greater China region and extends our focus in the healthcare sector. Our investment in Lotus is indicative of our global investment approach and we look forward to becoming a long term partner and to providing financial support to aid the Company's expansion strategy."

About Lotus Pharmaceuticals, Inc.

Lotus Pharmaceuticals, Inc. engages in the production, trade, and retail of pharmaceuticals in the People's Republic of China. Lotus operates through its two controlled entities: Liang Fang Pharmaceutical, Ltd. and En Ze Jia Shi Pharmaceutical, Ltd. Lotus' current drug development pipeline is focused on the treatment of cerebro-cardiovascular disease, asthma, and diabetes. Liang Fang sells drugs directly and indirectly through its national sales channels to hospitals, clinics and drugstores in 30 provinces of the PRC. Its self-produced products include four drugs covered by the National Health Insurance Program: Valsartan for treating hypertension or high blood pressure; Brimonidine Tartrate, a drug used to constrict adrenaline receptors; Nicergoline for Injection, an a-receptor blockage nerve system blood-brain medicine; and Levofloxacin, an anti-bacterial drug for the treatment of mild, moderate, and severe infections caused by susceptible strains of the designated microorganisms in conditions, such as acute maxillary sinusitis, acute bacterial exacerbation of chronic bronchitis, community-acquired pneumonia, and acute pyelonephritis, as well as complicated and uncomplicated skin and skin structure infections, and urinary tract infections.

The Company's product pipeline pending final SFDA approval status includes Isosorbide Mononitrate-Sustained Release Tablets for cardiovascular disease, Gliclazide-Controlled Release Tablets for Type 2 diabetes and Laevo-Bambutero for asthma. Lotus Pharmaceuticals' products under pre-clinical studies comprise Lovastatin, Verapamil Hydrochloride, and Valsartan-Controlled Release tablets.

Lotus is also involved in the retailing of both Western and traditional Chinese medications and medical treatment equipment, research and development, leasing space to various retail merchants and licensed medical practitioners, and the sale of developed drug formulas. It currently operates 10 drug stores in Beijing.

About Yorkville Advisors and Yorkville Advisors HK

Founded in January 2001, Yorkville specializes in providing flexible and cost-effective debt and equity financing to publicly listed companies worldwide. Yorkville has a broad investment mandate and the flexibility to invest across many geographies as well as sectors, including healthcare, natural resources, technology media & telecommunication, industrials and shipping.

Yorkville Advisors HK Limited ("Yorkville HK"), a SFC registered entity, is the Hong Kong-based wholly owned sub-advisor to Yorkville, which is the investment manager to a family of funds.

Yorkville has offices in Jersey City, New Jersey; Jupiter, Florida; Denver, Colorado, London and Hong Kong. It also has joint venture agreements in Italy, Greece and Israel.

~ Ends ~

For media enquiries, please contact:	For media enquiries, please contact:
Yorkville Advisors:	Lotus Pharmaceuticals Inc.:
Mr. Joshua Goldman-Brown	Yan Zeng
Kreab Gavin Anderson	CFO
Phone: +852 2218 9952	Phone: +8610 6389 9868
Email: igoldman-brown@kreabgavinanderson.com	Email: zv@lotuspharma.com

IMPORTANT DISCLOSURES
The information contained herein is for informational and discussion purposes only and is not intended to be, nor shall it be, construed as legal, tax or investment advice or as an offer, or the solicitation of any offer, to buy or sell any securities. Before entering into any investment you should thoroughly review the respective transaction documents with your legal, tax and investment advisors.
References to Yorkville's investments consist of opportunities to finance companies in the future. These transactions may or may not be consummated. You should be aware that past performance is not necessarily indicative of future results and an investment involves the risk of loss. Yorkville Advisors HK, Limited (a sub-advisor to Yorkville Advisors, LLC) is, located at 10/F, Jardine House, 1 Connaught Place, Central, Hong Kong and is registered by the Securities and Futures Commission (SFC) in Hong Kong CE No. ASD850.

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intent," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may," or words or expressions of similar meaning. Such statements are not guarantees of future performance and could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including, but not limited to, changes from anticipated levels of sales, future national or regional economic and competitive and regulatory conditions, changes in relationships with customers, access to capital, increased costs, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, the time to get new drugs approved by the State Food and Drug Administration and other factors. Additional information regarding risks can be found in the Company's Annual Report on Form 10K and its prior filings with the SEC. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.